AMENDMENT NO. 2

         Amendment No. 2 (this "Amendment"), dated as of May 12, 1999, to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of August 27, 1997, by and among VIDEO SERVICES CORPORATION, VSC MAL CORP., the Lenders party thereto, and KEYBANK NATIONAL ASSOCIATION, as the Issuer and as the Agent.

                                    RECITALS

I. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

II. The Borrower and the Agent wish to amend the Credit Agreement upon the terms, and subject to the conditions, herein contained.

         Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Agent hereby agree as follows:

          1. Paragraph (a) of the definition of "Applicable Margin" contained in
     Section 1.1(b) of the Credit Agreement is amended by adding the following at the end thereof:

         During the period commencing on May 12, 1999 and ending on the last date that the Compliance Certificate in respect of the fiscal quarter ended March 31, 1999 is due (but not overdue) in accordance with
         Section 7.7(d), (i) with respect to Revolving Credit Eurodollar Advances, Term Loan Eurodollar Advances and the Letter of Credit Fee, 2.500%, and (ii) with respect to the Commitment Fee, 0.375%.

          2. Paragraphs (b) and (c) of the definition of "Applicable Margin" contained in Section 1.1(b) of the Credit Agreement are amended and restated in their entirety as follows:

                  (b) Except as otherwise provided in paragraph (a) above, at all times during which the applicable period set forth below is in effect: (i) with respect to Revolving Credit Eurodollar Advances and Term Loan Eurodollar Advances, the applicable margin set forth below under the heading "Eurodollar", (ii) with respect to the Commitment Fee, the applicable margin set forth below under the heading "Commitment Fee", and (iii) with respect to the Letter of Credit Fee, the applicable margin set forth below under the heading "LC Fee":

           When the                                               Commitment
     Leverage Ratio is :              Eurodollar                     Fee                       LC Fee
            > 4.00                       3.00%                      0.500%                      3.00%
        > 3.75 < 4.00                    2.75%                      0.500%                      2.75%
        -
        > 3.30 < 3.75                    2.50%                      0.375%                      2.50%
        -
        > 3.00 < 3.30                    2.00%                      0.375%                      2.00%
        -
        > 2.50 < 3.00                    1.75%                      0.375%                      1.75%
        -
        > 2.00 < 2.50                    1.50%                      0.375%                      1.50%
        -
        > 1.25 < 2.00                    1.25%                      0.250%                      1.25%
        -
            <1.25                        1.00%                      0.250%                      1.00%

                  (c) Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective on the last date upon which the Compliance Certificate with respect to each fiscal quarter is due (but not overdue) pursuant to Section 7.7(d).

          3. The definition of "Adjusted EBITDA" contained in Section 1.1(b) of the Credit Agreement is deleted in its entirety.

          4. The definition of "Capital Expenditures" contained in Section 1.1(b) of the Credit Agreement is amended and restated in its entirety as follows:

                  "Capital Expenditures": shall mean, with respect to any Person for any period, (a) the aggregate of all expenditures incurred by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person (other than the portion of the purchase price of any Operating Entity which, under GAAP, would be recorded as such additions), plus (b) for purposes of Section 8.6 only, on and after July 1, 1999, the fair market value of Property subject to an operating lease determined as of the time such Person enters into or renews the operating lease.

          5. The  definition  of "Fixed  Charge  Coverage  Ratio"  contained  in
     Section 1.1(b) of the Credit Agreement is amended by deleting the word "Adjusted" in each place it appears therein.

          6. Clause (d) of the first sentence of the definition of "Fixed Charges" contained in Section 1.1(b) of the Credit Agreement is amended and restated in its entirety as follows:

         (d) all income taxes paid by the Borrower and the Subsidiaries during such period net of all tax refunds received by the Borrower and the Subsidiaries during such period.

          7. Section 2.4(i) of the Credit Agreement is amended and restated in its entirety as follows:

         (i) in the case of Revolving Credit Loans (x) through May 15, 1999, (a) for general working capital purposes, (b) up to $10,000,000 in aggregate principal amount, for Additional Permitted Acquisitions, and
         (c) to pay fees and expenses in connection with the Merger, and (y) thereafter, for general working capital purposes, and

          8. Section 7.11 of the Credit Agreement is amended and restated in its entirety as follows:

                  7.11     Leverage Ratio

                           At each fiscal quarter end occurring during each period set forth below, have a Leverage Ratio not greater than the ratio set forth adjacent to such period:

                                    Period                                Ratio

                           September 30, 1997 through
                           March 31, 1998                              3.00:1.00

                           April 1, 1998 through
                           December 31, 1998                           3.30:1.00

                           January 1, 1999 through
                           March 31, 1999                              4.00:1.00

                           April 1, 1999 through
                           June 30, 1999                               4.35:1.00

                           July 1, 1999 through
                           September 30, 1999                          4.25:1.00

                           October 1, 1999 through
                           December 31, 1999                           4.00:1.00

                           January 1, 2000 through
                           March 31, 2000                              3.50:1.00

                           April 1, 2000 through
                           March 31, 2001                              3.00:1.00

                           April 1, 2001 through
                           March 31, 2002                              2.50:1.00

                           April 1, 2002
                           and thereafter                              2.00:1.00

          9. Section 7.12 of the Credit Agreement is amended and restated in its entirety as follows:

                    7.12   Fixed Charge Coverage Ratio

                           At each fiscal quarter end occurring during each period set forth below, have a Fixed Charge Coverage Ratio not less than the ratio set forth adjacent to such period:

                           Period                                        Ratio

                    September 30, 1997 through
                    June 30, 1998                                      1.00:1.00

                    July 1, 1998 through
                    September 30, 1998                                 0.90:1.00

                    October 1, 1998 through
                    December 31, 1998                                  0.80:1.00

                    January 1, 1999 and
                    thereafter                                         1.00:1.00

          10. Section 7.13 of the Credit Agreement is amended and restated in its entirety as follows:

                  7.13     Minimum Net Worth

                           At each fiscal quarter end during each period set forth below, have a Net Worth equal to no less than the amount set forth below adjacent to such period:

                           Period                     Net Worth

                  January 1, 1999 through
                  March 31, 1999                     $19,000,000

                  April 1, 1999 through
                  March 31, 2000                     $18,500,000

                  April 1, 2000 through
                  March 31, 2001                     $19,000,000

                  April 1, 2001 through
                  March 31, 2002                     $19,500,000

                  April 1, 2002 and
                  thereafter                         $20,000,000

         For purposes of this Section 7.13, "Net Worth" shall mean, as of any date, (i) all assets of the Borrower and the Subsidiaries on a Consolidated basis, minus (ii) all liabilities of the Borrower and the Subsidiaries on a Consolidated basis.

          11. Section 8.4(e) of the Credit Agreement is deleted in its entirety.

          12. Section 8.6(a) of the Credit Agreement is amended by replacing the amount "$10,000,000" at the end thereof with the following phrase:

         the sum of $6,000,000 plus the net cash proceeds, if any, received by the Borrower and the Subsidiaries during such fiscal year arising out of equipment dispositions by the Borrower and the Subsidiaries.

          13. Paragraphs 1 - 12 of this Amendment shall not be effective until such date as each of the following conditions shall have been satisfied:

               (a) Required Lenders shall have consented to the execution and delivery hereof by the Agent.

               (b) The Borrower shall have paid to the Agent, for the account of the Lenders pro rata based upon their respective credit exposures under the Credit Agreement, an amendment fee in the sum of $100,000.

               (c) The Borrower shall have paid the reasonable fees and disbursements of Special Counsel incurred in connection with this Amendment.

          14. The Borrower hereby (a) reaffirms and admits the validity and enforceability of all the Loan Documents and its obligations thereunder,
     (b) agrees and admits that it has no valid defenses to or offsets against any such obligation, (c) represents and warrants that, immediately after giving effect to this Amendment, no Default or Event of Default has occurred or is continuing, (d) agrees to pay the reasonable fees and disbursements of Special Counsel to the Agent incurred in connection with the preparation, negotiation and closing of this Amendment, and (e) represents and warrants that each of the representations and warranties made by it in the Loan Documents is true and correct with the same effect as though such representation and warranty had been made on the date hereof.

          15. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document contained herein shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

          16. This Amendment may be executed in any number of counterparts all of which, taken together, shall constitute one Amendment. In making proof of this Amendment, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

          17. THIS AMENDMENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                                 AMENDMENT NO. 2
                         VIDEO SERVICES CREDIT AGREEMENT

         AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be duly executed on its behalf.


                                  VIDEO SERVICES CORPORATION


                                  By:/s/Steven G. Crane
                                  ---------------------
                                  Name:Steven G. Crane
                                  Title:Vice President & Chief Financial Officer



                                   VSC MAL CORP.


                                   By:/s/Steven G. Crane
                                   ----------------------
                                   Name:Steven G. Crane
                                   Title:President

                                   KEYBANK NATIONAL ASSOCIATION, in its
                                   capacity as a Lender, as the
                                   Issuer, and as the Agent


                                    By:/s/Brendan Sachtjen
                                    -----------------------
                                    Name: Brendan Sachtjen
                                    Title:Sr. Vice President

                                    SUMMIT BANK


                                    By: /s/J. Gregory Lageman
                                    --------------------------
                                    Name:J. Gregory Lageman
                                    Title:Vice President and Regional Manager